Exhibit 10.50

PROMISSORY NOTE EXTENSION AGREEMENT

This PROMISSORY NOTE EXTENSION AGREEMENT (this “Agreement”) is made and entered into effective as of June 3, 2024 by and between PishPosh, Inc., a Delaware corporation (the “Company”), and L1 Capital Global Opportunities Master Fund (“Holder”).

WHEREAS, the Company and Holder are parties to a Promissory Note, dated August 31, 2023, in the principal amount of $115,500.00 (the “Note”; capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Note);

WHEREAS, WHEREAS, Section 1.2 of the Note provides that the Principal Amount and all unpaid interest owed thereunder shall be due and payable on the earlier of (i) November 1, 2023, or (ii) three business days after the closing or abandonment of the Company’s initial public offering (“IPO”), as contemplated by the registration statement (Registration No. 333-267982) filed by the Company with the Securities and Exchange Commission (the “Maturity Date”);

WHEREAS, Section 3.3 of the Note provides that the Note may only be amended by an instrument executed by both the Holder and the Company; and

WHEREAS, the Company and Holder desire to amend the Note to extend the Maturity Date upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       Section 1.2 of the Note is hereby amended and restated in its entirety to read as follows:

1.2	Maturity Date. Principal and all unpaid interest owed hereunder shall be due and payable on September 30, 2024

2.       The parties hereby acknowledge and agree that all prior Events of Default are hereby waived, no penalty interest has accrued in connection therewith, and no Event of Default currently exists or is continuing as of the date of this Agreement.

3.       Except as expressly modified herein, all other terms and provisions of the Note shall continue and remain in full force and effect.

4.       This Agreement supersedes and replaces any prior understandings or agreements, whether oral, written or implied, between you and the Company regarding the matters described in this Agreement. This Agreement shall be governed by and construed under the laws of the State of New York. This Agreement may be executed in two or more counterparts (which may be facsimiles, PDFs or signed documents created using DocuSign or similar services), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Company and Holder have signed this Agreement on the day and year first above written.

COMPANY:

PISHPOSH, INC.

By:	/s/ Charlie Birnbaum
Name:	Charlie Birnbaum
Title:	Chief Executive Officer

HOLDER:

L1 Capital Global Opportunities Master Fund

By:	/s/ David Feldman
Name:	David Feldman
Title:	Portfolio Manager

[SIGNATURE PAGE TO PROMISSORY NOTE EXTENSION AGREEMENT]